Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Zimbra, Inc.

July 31, 2015 and 2014

Report of Independent Certified Public Accountants

Grant Thornton LLP 1717 Main Street, Suite 1800 Dallas, TX 75201-4667 T 214.561.2300 F 214.561.2370 GrantThornton.com linkd.in/GrantThorntonUS twitter.com/GrantThorntonUS

Board of Directors

Zimbra, Inc.

We have audited the accompanying consolidated financial statements of Zimbra, Inc. (a Texas Corporation) and subsidiaries, which comprise the consolidated balance sheets as of July 31, 2015 and 2014, and the related consolidated statements of operations, shareholders’ equity/(deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated fmancial statements referred to above present fairly, in all material respects, the financial position of Zimbra, Inc. and subsidiaries as of July 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Dallas, Texas

November 24, 2015

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

Zimbra, Inc.

CONSOLIDATED BALANCE SHEETS

As of July 31,

	2015	2014
ASSETS
CURRENT ASSETS
Cash	$1,601,251	$8,648,613
Accounts receivable, net of allowance of $363,101 and $231,621 for 2015 and 2014, respectively	6,308,265	7,676,247
Receivable from related party	—	1,135,474
Prepaids and other current assets	602,846	621,092

Total current assets	8,512,362	18,081,426
PROPERTY AND EQUIPMENT, NET	1,373,981	1,316,644
INTANGIBLE ASSETS, NET	9,018,946	10,156,205
GOODWILL	19,326,175	19,326,175
OTHER LONG TERM ASSETS	262,298	350,232

Total assets	$38,493,762	$49,230,682

LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,812,849	$6,672,474
Capital lease, current portion	244,860	—
Deferred tax liability, current portion	23,612	—
Deferred revenue	15,753,138	16,374,063
Debt, current portion	$11,595,374	—
Line of credit	2,928,357	3,987,000

Total current liabilities	35,358,190	27,033,537

LONG TERM LIABILITIES
Debt	5,865,670	16,828,336
Deferred revenue	4,857,022	6,529,481
Capital lease	113,147	—
Deferred tax liability	849,643	—
Other long term liabilities	2,006,739	1,071,535

Total long term liabilities	13,692,221	24,429,352

Total liabilities	$49,050,411	$51,462,889

COMMITMENTS AND CONTINGENCIES (Note I)

SHAREHOLDERS’ EQUITY/(DEFICIT)
Convertible Series A redeemable preferred shares, $0.00 par value 47,550,917 shares authorized, 23,000,000 shares issued and outstanding in 2015 and 2014	—	—
Common shares, $0.00 par value 114,063,417 shares authorized, 43,602,639 and 42,881,904 shares issued and outstanding in 2015 and 2014, respectively	—	—
Accumulated other comprehensive income	(53,559)	(941)
Additional paid-in capital	30,116,168	29,783,626
Accumulated deficit	(40,619,258)	(32,014,892)

Total shareholders’ equity/(deficit)	(10,556,649)	(2,232,207)

Total liabilities and shareholders’ equity/(deficit)	$38,493,762	$49,230,682

The accompanying notes are an integral part of these consolidated financial statements.

Zimbra, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended July 31,

	2015	2014
Net revenues
Software license, net of rebates	$22,009,552	$24,229,094
Maintenance	14,698,530	13,274,597
Services	4,491,741	5,409,722

Total net revenues	41,199,823	42,913,413

Costs of revenues and operating expenses
Cost of software license revenue	2,158,373	3,790,195
Cost of maintenance revenue	3,006,145	2,818,899
Cost of services revenue	4,167,915	5,644,505
Research and development	10,902,391	11,076,818
Selling and marketing	12,492,925	14,857,771
General and administrative	8,677,074	6,814,063
Depreciation and amortization	1,800,326	1,580,545

Total costs and operating expenses	43,205,149	46,582,796

Loss from operations	(2,005,326)	(3,669,382)

Other expense
Interest expense	3,856,662	3,970,622
Other expense (income), net	947,592	(268,040)

Loss before income taxes	(6,809,580)	(7,371,964)

Income tax expense	(1,776,460)	(310,478)

Net loss	$(8,586,040)	$(7,682,442)

The accompanying notes are an integral part of these consolidated financial statements.

Zimbra, Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY/(DEFICIT)

For the years ended July 31, 2015 and 2014

	Shares		Amounts
	Series A Preferred Shares	Common Shares	Series A Preferred	Common	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity/(Deficit)
Balance at August 1, 2013	23,000,000	40,024,064	$—	$—	$28,543,827	$(24,332,450)	$—	$4,211,377
Issuance of common stock	—	2,857,840	—	—	782,840	—	—	782,840
Issuance of warrants in connection with debt	—	—	—	—	199,346	—	—	199,346
Share-based compensation	—	—	—	—	257,613	—	—	257,613
Other comprehensive income/(loss)							(941)	(941)
Net loss	—	—	—	—	—	(7,682,442)	—	(7,682,442)

Balance at July 31, 2014	23,000,000	42,881,904	—	—	29,783,626	(32,014,892)	(941)	(2,232,207)
Issuance of common stock	—	720,735	—	—	122,525	—	—	122,525
Share-based compensation	—	—	—	—	210,017	—	—	210,017
Other comprehensive income/(loss)	—	—	—	—	—	(18,326)	(52,618)	(70,944)
Net loss	—	—	—	—	—	(8,586,040)	—	(8,586,040)

Balance at July 31, 2015	23,000,000	43,602,639	$—	$—	$30,116,168	$(40,619,258)	$(53,559)	$(10,556,649)

The accompanying notes are an integral part of these consolidated financial statements.

Zimbra, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended July 31,

	2015	2014
Cash flows from operating activities
Net loss	$(8,586,040)	$(7,682,442)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,800,326	1,580,545
Provision for bad debts	282,992	279,158
Share-based compensation	210,017	257,613
Accrued long term interest	1,014,584	915,542
Warrant accretion	1,235,498	1,528,371
Changes in operating assets and liabilities (net of effects of 2014 acquisition of business)
Accounts receivable	2,220,464	(4,411,752)
Prepaids and other assets	18,247	(98,398)
Long term assets	87,935	—
Accounts payable and accrued expenses	(967,280)	2,658,295
Deferred revenue	(2,293,385)	2,056,037
Unrealized currency translation	(18,323)	—

Net cash used in operating activities	(4,994,965)	(2,917,031)
Cash flows from investing activities
Purchases of property and equipment	(230,958)	(1,402,623)
Acquisition of businesses, net of cash acquired	—	(2,294,840)

Net cash used in investing activities	(230,958)	(3,697,463)
Cash flows from financing activities
Payments of long-term debt	(701,832)	—
Proceeds from issuance of long term debt	—	2,000,000
Proceeds from line of credit, net of payments	(1,058,643)	1,511,417
Proceeds from exercise of options	122,525	—
Capital lease payments	(130,871)	—

Net cash provided by financing activities	(1,768,821)	3,511,417

Effect of exchange rates	(52,618)	(941)

Change in cash	(7,047,362)	(3,104,018)

Cash, beginning of year	8,648,613	11,752,631

Cash, end of year	$1,601,251	$8,648,613

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$1,507,083	$1,463,303
Income taxes	$274,477	$24,783
Noncash investing and financing activities
Capital lease of equipment	$488,878	—
Issuance of common shares in connection with acquisitions	$—	$782,840

The accompanying notes are an integral part of these consolidated financial statements.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2015 and 2014

NOTE A - NATURE OF BUSINESS

Zimbra, Inc., together with its wholly owned subsidiaries Zimbra Europe, Ltd. (formerly known as Telligent Systems, Limited). Zimbra Technology India Pte Ltd, and Zimbra Software, LLC (“Zimbra”) (collectively, the “Company”), is dedicated to being the most trusted and innovative enterprise collaboration and community software company. The Company provides two product offerings: a social software platform (the “Social Business”) and an email platform (the “Zimbra Business”) that improves business results by enabling a more productive and effective workforce through enhanced communications and collaboration both inside and outside the enterprise. Organizations deploy our platforms to improve employee productivity, enhance revenue opportunities, lower operational costs, increase customer retention and improve strategic decision making. The Company generates revenue from license and maintenance fees as well as professional service fees for configuration, implementation and training.

On July 11, 2013, the Company acquired the assets associated with the Zimbra business unit from VMWare, Inc. Zimbra, Inc. is a leading messaging and collaboration solution. Zimbra’s revenue and expenses are worldwide with significant contribution from outside the United States. Zimbra had significant operations in Japan, India, Singapore, United Kingdom and France as well as the United States. During 2014, the Company rebranded and changed its name from Telligent Systems, Inc. to Zimbra, Inc. and offers a unified social collaboration suite of products.

On June 30, 2014, the Company acquired the assets of Mezeo Software Corporation, a provider of secure file sharing and cloud storage capabilities. With Mezeo’s strong technology portfolio, which includes patents that cover aspects of storage efficiency and file security, Zimbra will expand its unified collaboration suite with file sync and share, reflecting its commitment to secure and private collaboration.

On August 11, 2015 and September 14, 2015, the Company sold assets of the Social Business to Verint Systems, Inc. and sold the assets of the Zimbra Business and certain subsidiaries to Synacor Inc, respectively. These transactions were approved by the Company’s Board of Directors as part of a strategic decision. Subsequent to the transaction, Zimbra, Inc. remains as a holding company and will no longer conduct operating activities. On September 15, 2015 Zimbra, Inc. was renamed TZ Holdings, Inc. See additional disclosure in note G.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplate the continuation of the Company as a going concern. For the year ended July 31, 2015 the Company had a net loss of $8,586,040. In addition, the Company had a line of credit with Silicon Valley Bank, N.A. (see note H) that expired on July 31, 2015 and was assumed by another lender which was paid in full on August 11, 2015, when the company sold certain assets of the Social Business to Verint Systems, Inc. (see note H).

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of Zimbra, Inc. and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates depending upon certain risks and uncertainties.

Management periodically evaluates estimates used in the preparation of the consolidated financial statements for continued reasonableness. Appropriate adjustment, if any, to the estimates used are made prospectively based on such periodic evaluations.

Foreign Currency Translation and Transactions

The functional currency for the Company’s foreign subsidiaries is the local currency in which the entity is located. The financial statements of all subsidiaries with a functional currency other than the United States Dollar (“U.S. Dollar”) have been translated into U.S. Dollars. All assets and liabilities of foreign operations are translated into U.S. Dollars using year-end exchange rates, and the statement of operations is translated at average exchange rates during the respective period. The U.S. Dollar results that arise from such translation, as well as exchange gains and losses on intercompany balances of a long-term investment nature, are included in the cumulative currency translation adjustments in accumulated other comprehensive loss in shareholders’ equity.

Revenue Recognition

Revenues consist of software license and related revenues, software license revenues are recognized upon receipt of an external agreement and shipment of the software, provided the fees are fixed and determinable, and collection is probable.

The Company evaluates each of these criteria as follows:

•	The Company considers a fully executed agreement with all relevant terms and conditions to be evidence of an arrangement.

•	Delivery is considered to occur when media containing the licensed programs is provided to a common carrier or, in the case of electronic delivery, the customer is given access to the licensed programs. The Company’s typical end user license agreement does not include customer acceptance provisions.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

•	The Company considers the fee to be fixed or determinable if the fee is not subject to refund or adjustment and the payment terms are within our normal established practices. If the fee is not fixed or determinable, the Company recognizes the revenue as amounts become due and payable.

•	Collection is deemed probable if the Company expects that the customer will pay amounts under the arrangement as payments become due. If the Company determines that collection is not probable, the Company defers the revenue and recognizes the revenue upon receipt of cash.

Revenue for agreements that include one or more elements to be delivered at a future date is recognized using the residual method. Under the residual method, the vendor-specific objective evidence (“VSOE”) of fair value of the undelivered elements is deferred, and the remaining portion of the agreement fee is recognized as license revenue. VSOE of fair value is based upon the normal pricing and discounting practice for those products and services when sold separately and, for support services, is additionally measured by the renewal rate. If VSOE of fair value has not been established for certain undelivered elements, revenue is deferred until those elements have been delivered or their fair values have been determined.

Software licenses are sold on a perpetual or subscription basis. Software license agreements for the Company’s products generally include maintenance and support for the products. Revenues from subscription based licenses are recognized ratably over the term of the agreement. Revenue from perpetual licenses is generally recognized upon execution of the contract, and when all other criteria have been met. Software license revenue also includes revenue derived from customers who chose to outsource the in-house installation and management of their software license to the Company or an outside third party. These revenues are billed on a fixed monthly, quarterly or annual basis and recognized ratably over the term of the agreement. Revenue associated with up front setup fees are deferred and recognized over the initial contract term.

Service revenues are primarily derived from fees for implementation, consulting, support and training services and are generally recognized under service agreements as the services are performed.

Maintenance revenues are derived from technical support and software updates provided to customers. Maintenance revenue is recognized ratably over the term of the maintenance agreement, generally twelve months.

The Company has a partner rebate program for resellers and distributors, whereby the qualifying partners are eligible to receive a cash rebate if certain sales targets are met. The expense is recorded as a reduction of software license revenue. For the years ended July 31, 2015 and 2014, the Company recorded $190,425 and $166,414, respectively for rebate expense. License revenue is also shown net of payment discounts, which was $60,293 and $51,796 for the years ended July 31, 2015 and 2014 respectively.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Cash

Cash consists of cash, interest-bearing deposits, and money market accounts at a financial institution, which exceed federally insured limits. The Company has incurred no losses in these accounts to date and management believes there is no significant credit risk associated with these balances. The Company considers all highly-liquid instruments with original maturities of three months or less at date of purchase to be cash.

Accounts Receivable

The Company’s customer base consists of large numbers of geographically diverse customers dispersed across many industries. The Company maintains reserves for potential losses. Accounts receivable are generally due within 30 to 60 days, and are stated at amounts due from customers net of an allowance for doubtful accounts. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, and the customer’s current ability to pay its obligation to the Company. After all attempts to collect a receivable have failed, the receivable is written off against the allowance for doubtful accounts. The allowance for doubtful accounts activity was as follows for the years ended July 31:

	Beginning balance	Charge to expense	(Write-offs) net of recoveries	Ending balance
2015	231,621	282,992	(151,512)	363,101
2014	85,175	279,158	(132,712)	231,621

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which are as follows:

Computer hardware and software	3 years
Furniture and fixtures	5 years
Leasehold improvements	The shorter of the life of lease
or the estimated life of the asset

Maintenance and repair costs are charged to expense as incurred and costs of major additions and betterments are capitalized.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Goodwill

Goodwill is premium paid in excess of fair value of the acquired tangible and intangible assets. The carrying value of goodwill is related to the acquisitions of businesses as discussed below. Goodwill is not amortized and is reviewed for impairment on at least an annual basis, or when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the implied fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess. Subsequent impairment losses, if any, will be reflected in operating income or loss in the statement of operations for the period in which such loss is realized. No impairment charges were identified or recorded for years ending July 31, 2015 and 2014.

Impairment of Long-Lived Assets

The Company periodically evaluates the fair value and future benefits of its long-lived assets by performing an analysis of the anticipated undiscounted future net cash flows, of the related long-lived assets. If the carrying value of the related assets exceeds the estimated undiscounted future cash flows, the Company reduces the carrying value to its fair value. Various factors, including future sales growth and profit margins, are included in this analysis. To the extent these future projections or the Company’s strategies change, the conclusion regarding impairment may differ from the Company’s current estimates. No impairment charges were identified or recorded during the years ending July 31, 2015 and 2014.

Income Taxes

The Company accounts for taxes using the asset and liability method. Accordingly, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Realization of deferred tax assets is, for the most part, dependent upon having sufficient federal taxable income in future years to utilize our domestic net operating loss carryforwards before they expire. The Company adjusts its deferred tax valuation allowance on a yearly basis in light of certain factors, including financial performance.

The Company recognizes the financial statement benefit of a tax position only after determining if the relevant tax authority would more likely than not sustain the position following an audit examination. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company has recognized no liabilities related to uncertain tax positions. The Company recognizes interest related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the years ended July 31, 2015 and 2014, the Company recognized no amounts in interest or penalties.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The Company is subject to income taxes in U.S. federal and state jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. With few exceptions, the Company is no longer subject to U.S. income tax examinations by tax authorities for the years before 2011.

Sales Taxes

The Company applies the net basis for sales taxes imposed on goods and services in the consolidated statements of operations. The Company is required by the applicable governmental authorities to collect and remit sales taxes. Accordingly, such amounts are charged to the customer, collected and remitted directly to the appropriate jurisdictional entity.

Research and Development Costs

Research and development costs are expensed as incurred. Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. The establishment of technological feasibility of the Company’s products and general release of such software have substantially coincided. As a result, software development costs qualifying for capitalization have been insignificant, and therefore, the Company has expensed all software development costs.

Advertising Costs

Advertising costs are expensed when incurred. Advertising expense of $971,217 and $936,716 was included in selling and marketing expense in the accompanying financial statements for the years ended July 31, 2015 and 2014, respectively.

Share-Based Compensation

The Company recognizes share-based compensation cost for grants of stock options to employees on a straight line basis over the vesting period, based upon the grant date fair value of those awards.

Fair Value of Financial Instruments

As of July 31, 2015 and 2014, management estimates that the fair value of cash and receivables are carried at amounts that reasonably approximate their fair value because of the short-term nature of these instruments. The carrying value of debt approximates fair value because the interest rates were reflective of current market rates.

Reclassification

For comparative purposes, amounts in the prior years have been reclassified to conform to current year presentations. These reclassifications had no impact on previously reported results of operations or accumulated deficit.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE C - ACQUISITIONS

2014 Acquisition

On June 30, 2014, the Company acquired assets of Mezeo Software Corporation. To finance the acquisition, the Company issued 2,500,000 common shares to the seller having a fair value price of $0.17 per share. The Company incurred $70,555 in acquisition related costs, all of which were expensed and included in general and administrative expenses on the statement of operations. The table below sets forth the purchase price allocation.

Tangible assets	$250,464
Intangible assets	412,737
Liabilities	(238,201)

Total purchase price	$425,000

The intangible asset consists of internally developed software and patents with a useful life of three years and will be amortized using the straight-line method which reflects the pattern in which the assets will be consumed.

NOTE D - INTANGIBLES

Intangible assets consist of the following at July 31:

	2015
	Gross carrying amount	Accumulated amortization	Net carrying value
Customer relationships	$7,562,000	$1,165,461	$6,396,539
Favorable contract	670,000	343,572	326,428
Trade name	2,530,000	518,939	2,011,061
Internally developed software and patents	1,017,305	753,042	264,263
Intellectual Property – Domains	20,655	—	20,655

	$11,799,960	$2,781,014	$9,018,946

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE D – INTANGIBLES - Continued

Intangible assets consist of the following at July 31:

	2014
	Gross carrying amount	Accumulated amortization	Net carrying value
Customer relationships	$7,562,000	$641,926	$6,920,074
Favorable contract	670,000	176,064	493,936
Trade name	2,530,000	265,931	2,264,069
Internally developed software and patents	1,016,737	538,611	478,126

	$11,778,737	$1,622,532	$10,156,205

Estimated amortization expense of intangibles above for the five succeeding fiscal years is as follows:

2016	$1,081,631
2017	1,062,150
2018	776,544
2019	776,544
2020	776,544
Thereafter	4,524,880

Total	$8,998,293

NOTE E - PROPERTY AND EQUIPMENT, NET

Property and equipment at July 31, 2015 and 2014 consist of the following:

	2015	2014
Computer hardware and software	$3,056,984	$2,376,499
Furniture and fixtures	285,035	280,803
Leasehold improvements	253,268	245,965

Property and equipment - gross	3,595,287	2,903,267
Less accumulated depreciation and amortization	(2,221,306)	(1,586,623)

Property and equipment - net	$1,373,981	$1,316,644

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE F - ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LONG TERM LIABILITIES

Accounts payable and accrued expenses were comprised of the following at July 31:

	2015	2014
Accounts payable	$2,290,217	$1,709,216
Accrued compensation	833,205	3,600,608
Accrued vacation	700,585	651,120
Accrued other	805,611	636,900
Accrued sales tax	4,332	6,347
Taxes payable	178,899	68,283

Total	4,812,849	6,672,474

Long-term accrued interest	1,883,759	968,216
Other	29,358	6,138
Deferred rent	93,622	97,181

Total	$2,006,739	$1,071,535

NOTE G - DEBT

The Company has subordinated debt facility with NXT Capital (“NXT Term Debt”) collateralized by the assets of the Company. Through a series of tranches from December 28, 2012 to October 25, 2013, a total of $12,000,000 was secured at an interest rate of 10.75% with no principal payments due for stated periods and interest payable monthly. In addition to interest the facility had a deferred closing fee equal to 3% of the principal amount due at the end of the loan term and being accrued over the term. Funds were used for growth capital and financing the Zimbra acquisition in July 2013. NXT Capital, received warrants to purchase a total of 1,677,500 shares of Series A Preferred Stock at $1.00 per share. In accordance with the guidance to account for debt issued with a warrant, we allocated the total proceeds between the loans and the warrant based on the relative fair value of the two instruments. Out of the total proceeds of $12.0 million, the Company allocated approximately $11.1 million to the loans and $0.9 million to the warrants based on the relative fair value of the two instruments. The fair value of the preferred stock warrant was recorded to additional paid-in-capital (“APIC”), with a reduction to the loans as a debt discount. The discount on the debt is being accreted over the terms of the loans and the accretion charge recorded as interest expense in the consolidated statements of operations.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE G - DEBT - Continued

On July 31, 2014, the Company modified NXT Term Debt to deferral of the principal payments of the loan for a period of six months and a conditional right to defer the principal amortization of the loan for two additional periods of three months each, if lender determines the conditions for deferral have been satisfied. As a condition to these modifications, the Company had agreed to additional financial covenants. As of July 31, 2015, the Company was in breach of the NXT Term Debt due to failure to make the July 1, 2015 principal payment. The Company and its lender, NXT Capital, entered into a forbearance agreement where the lender forbear from exercising its remedies under the loan. Subsequent to year end, in September 2015, the NXT Term Debt was repaid in full. See Note N for further discussion.

On July 11, 2013, the Company secured $7,525,000 of convertible promissory notes from shareholders and other third parties (“Convertible Note”). The amount was used to finance the Zimbra acquisition in July 2013. The term of the loans is five years at an interest rate of 12%. There are no interest or principal payments due until maturity. Lenders received warrants to purchase 3,762,500 shares of Series A Preferred Stock at a $0.01 per share. Out of the total $7.5 million proceeds, the Company allocated $3.4 million to the preferred stock warrants based on their relative fair value. The fair value of the preferred stock warrants was recorded to APIC, with a reduction to the loans as a debt discount. The discount on the debt is being accreted over the terms of the loans and the accretion charge recorded as interest expense in the consolidated statements of operations.

The outstanding principal balances and associated liability recorded on the financial statements of the different debt facilities as of July 31, 2014 and 2015 are as follows:

	2015	2014
NXT Term Debt
Principal Balance	$11,298,168	12,000,000
Liability	11,290,829	11,578,213

NXT end of term fee	304,546	178,908

Convertible Note
Principal Balance	7,525,000	7,525,000
Liability	5,865,670	5,071,215

Total Debt	$17,461,045	$16,828,336

Subsequent to July 31, 2015, $11.3 million in outstanding NXT Term Debt principal was repaid and $3 million of the Convertible Note principal was repaid with the proceeds from the sale of the Social and Zimbra Business units. The principal amount of $4.5 million remains outstanding on the Convertible Note.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE H - LINE OF CREDIT

Effective April 2011, the Company established a revolving line of credit with Silicon Valley Bank, N.A., with availability of borrowings up to $3.5 million and bearing interest at the prime rate (3.25% at July 2011), plus 1.25%. In April 2013, the loan and security agreement was amended to extend the line of credit to April 2,2015. In July 2013, the bank consented to the acquisition of certain assets in the purchase transaction, the purchase of subordinated debt and an increase in the amount of the revolving line from $3,500,000 to $5,000,000. Total amount outstanding as of July 31, 2015 and 2014 was $2,928,357 and $3,987,000, respectively. Borrowings under the line of credit are collateralized by all assets.

On September 15, 2014, the Company entered into a loan and security agreement for an EX-IM loan facility through Silicon Valley Bank. This facility expired on July 31, 2015 and on August 4, 2015, one of the company’s lenders, NXT Capital, repaid the outstanding loan balance to SVB and assumed the loan facility. The line of credit balance of $3,180,209 was paid in full on August 11, 2015, when the Company sold certain assets of the Social Business to Verint Systems, Inc.

NOTE I - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space in various locations under operating leases, which expire through 2019. Lease expense related to operating leases is recognized on a straight-line basis over the term of the related leases, including any reasonably assured option renewal periods. The excess of the amount of lease expense recognized on a straight-line basis compared to actual payments made is recorded as deferred rent in the consolidated balance sheets. Rent expense for the years ended December 31, 2015 and 2014 was $1,690,769 and $1,706,419, respectively. Future minimum annual lease payments for leases having initial or remaining non-cancelable lease terms in excess of one year are as follows:

2016	$1,495,838
2017	1,157,714
2018	760,298
2019	81,615
2020	—

Total	$3,495,465

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising in the ordinary course of its business. Management believes there are no claims or actions pending or threatened against the Company, the ultimate disposition of which would have a material impact on the Company’s financial position, results of operations or cash flows.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE I - COMMITMENTS AND CONTINGENCIES - Continued

Capital Lease

The Company entered into a capital lease in 2015. Future minimum annual lease payments for leases having initial or remaining non-cancelable lease terms in excess of one year are as follows:

2016	$244,860
2017	113,147

Total	$358,007

NOTE J- INCOME TAXES

The components of the expense for income taxes were as follows:

	Year ended July 31,
	2015	2014
Current:
Federal	$—	$—
State	761	13,947
Foreign	902,444	296,531

Deferred:
Federal	873,255	—
State	—	—
Foreign	—	—

Total	$1,776,460	$310,478

The Company’s effective tax rate differs from the federal statutory rate as follows:

	Year ended July 31,
	2015	2014
Income taxes at federal statutory rate	34.0%	34.0%
Permanent differences	1. 3	0.5
Valuation allowance	(66.6)	(36.6)
Foreign taxes	(5.1)	(4.2)
State income taxes	7. 2	1.9

Total	(29.2)%	(4.4)%

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE J - INCOME TAXES - Continued

The tax effects of temporary differences that gave rise to the net deferred income tax assets at July 31, 2015 and 2014 were as follows:

	2015	2014
Deferred income tax assets:
Net operating loss carryforwards	$12,571,537	$8,862,963
Property and equipment	40,715	78,234
Intangible assets	213,243	718,812
Allowance for doubtful accounts	131,012	81,139
Charitable contributions	11,834	9,811
Share-based compensation	553,469	463,784
Transaction costs	229,213	157,491
Deferred Revenue	2,165,041	2,339,453
Accrued expenses	137,209	644,031

	16,053,273	13,355,718
Deferred income tax liabilities:
Goodwill	(873,255)	(1,113,007)
Valuation allowance	(16,053,273)	(12,242,711)

	(16,926,528)	(13,355,718)
Net deferred income tax liability	$(873,255)	$—

The Company has not realized any taxable income since its inception and, as of July 31, 2015 has net operating loss carryforwards of approximately $35,896,576 for federal income tax purposes, which begin expiring in 2029. Because the Company has no history of taxable income, realizability of the deferred tax asset is not reasonably assured. Accordingly, a valuation allowance has been provided for the net deferred tax asset amount. The change in valuation allowance for the year ended July 31, 2015 and 2014 was approximately $3.8 million and $2.7 million, respectively. The Company has recorded $5,844 and $13,947 of Texas margin tax as tax expense for the years ended July 31, 2015 and 2014, respectively.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE K - CONVERTIBLE PREFERRED SHARES, SHAREHOLDERS’ EQUITY AND SHARE-BASED COMPENSATION

Convertible Redeemable Preferred Stock

In July 2013, the Company issued 5,000,000 shares of Series A Preferred Stock, $0.00 par value per share at a price of $1.00 per share, for gross proceeds of $5,000,000.

The holders of the preferred shares have the right to convert the preferred shares at any time, at the option of the holder, into shares of the common shares of the Company. The total number of shares of the common shares into which the preferred shares may be converted initially will be determined by dividing the original issue price per share plus unpaid dividends by the conversion price per share (initially the original issue price).

The holders of Series A are entitled to receive dividends at a rate of 8% per annum, non-cumulative and non-compounding. Such dividends are payable in preference and priority to any payment of any cash dividend on common stock. As of July 31, 2015 and 2014, no dividends have been declared or paid by the Company.

In the event of liquidation, dissolution or winding up of the Company, the Series A Preferred shareholders are entitled to receive preferential payment equal to the Series A Issue Price, $1.00 per share, plus all declared but unpaid dividends thereon through the date of liquidation. After all preferential amounts have been paid, the remaining assets will be distributed among the Series A shareholders and common shareholders pro rata based on number of shares held, treating all securities as if they had been converted to Common Shares. At this time, Preferred and Common Shareholders are not expected to receive any payments upon dissolution of the Company.

Warrants

The Company has warrants outstanding to purchase 3,761,684 shares of Common Shares to a member of executive management, at an exercise price of $0.37 per share. The warrants were fully vested upon issuance and are exercisable at the option of the holder through May 31, 2016.

On December 28, 2012, the Company secured a subordinated debt facility. The lender received warrants to purchase 487,500 shares of Series A Preferred Stock at $1.00 per share. The fair value assigned to the warrants is $228,645.

On July 11, 2013, the Company secured a subordinated debt facility. The lender received warrants to purchase 850,000 shares of Series A Preferred Stock at $1.00 per share. The fair value assigned to the warrants is $498,365.

On July 11, 2013, the Company secured convertible promissory notes. Lenders received warrants to purchase 3,762,500 shares of Series A Preferred Stock at $0.01 per share. The fair value assigned to these warrants is $3,464,268.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE K - CONVERTIBLE PREFERRED SHARES, SHAREHOLDERS’ EQUITY AND SHARE-BASED COMPENSATION - Continued

Share Based Compensation

The Company has adopted the 2008 Stock Option/Stock Issuance Plan (“the Plan”). The Company has reserved 9,000,000 shares of Common Stock for issuance under the Plan. Options under the Plan may be granted to employees of the Company, nonemployee directors, or other individuals who provide substantial services to the Company and who are designated as eligible by the Board of Directors or a designated committee. Option grants may not be made at less than fair market value and may not expire greater than 10 years from the date of grant. Options generally vest 25% annually over a four-year period following the grant date. Options available for grant under the plan were 9,179,265 and 3,219,265 as of July 31, 2015 and

2014, respectively.

During fiscal year 2014, the Company’s Board of Directors authorized a plan to allow option holders the right to surrender the certain options and be granted new options to acquire the same number of shares of the Company’s common stock at $0.17 per share. Upon surrender of the old options, the employees received new options, which resulted in all accumulated vesting to be lost, a new vesting period to begin and extended the expiration date to 10 years from the new grant date. No other terms changed. 16 employees surrendered their options for new options and the Company recorded $483,686 in incremental compensation cost to be recognized over the new vesting period.

The Company had $210,017 and $257,614 of share-based compensation expense related to options for the years ended July 31, 2015 and 2014, respectively. Share-based compensation expense is recorded in the department in which the option holder supports. Due to its net operating losses, there was no tax expense or benefit recorded in connection with its share-based compensation expense. Unamortized compensation cost related to non-vested awards totaled $617,836 and $1,408,748 at July 31, 2015 and 2014, respectively. Unamortized compensation cost will be recognized as awards vest.

The Company estimates the grant date fair value of options using a Black-Scholes option pricing model. There were no new options granted during 2015. As such, the weighted average assumptions for the options are based on the years ended July 31, 2014, with the following weighted-average assumptions: volatility of 47%, risk free interest rates ranging from 0.34% to 2.31%; no dividends; and weighted average expected life of 6.25 years. Volatility is estimated using historical volatilities of comparable companies. The risk free rate is based on quoted yields of treasury securities at the date of grant and the expected life is derived from the model that represents the period of time the options are expected to be outstanding.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE K - CONVERTIBLE PREFERRED SHARES, SHAREHOLDERS’ EQUITY AND SHARE-BASED COMPENSATION - Continued

Information with respect to options are as follows:

	Options	Weighted average exercise price	Weighted average remaining term (years)
Options outstanding July 31, 2014	14,905,000	0.17	9.19
Options granted	—	—	—
Options forfeited	(5,940,000)	0.17	8.23
Options exercised	(132,500)	0.17	—

Options outstanding July 31, 2015	8,832,500	0.18	8.16

Options exercisable as of July 31, 2015	2,986,875	0.18	8.00

NOTE L - EMPLOYEES’ SAVINGS PLAN

The Company’s 401(k) profit sharing plan and trust, The Jackpot 401(k) Plan (the “Plan”), is a defined contribution plan pursuant to section 401(k) of the Internal Revenue Code which covers substantially all employees of the Company who are at least 21 years of age. Employees may contribute up to 15% of their annual compensation to the Plan. The Company may elect to make discretionary matching contributions to the Plan. During the years ended July 31, 2015 and 2014, the Company contributed $741,942 and $683,444, respectively, to the Plan. The Company expects to terminate the Plan during the fiscal year ending July 31, 2016. All employees were 100% vested on contributions.

NOTE M - RELATED PARTY TRANSACTIONS

The Company has two holders of Series A Preferred Shares who license certain products from the Company. During 2015 and 2014, the Company had $120,000 and $277,704, respectively, of revenue from the holders of preferred stock. As of July 31, 2015 and 2014, no amounts were included in accounts receivable and in deferred revenue.

With the Zimbra acquisition in July of 2013, the Company entered into a Transition Services Agreement with the seller, and now shareholder, VMWare, Inc. As a part of this agreement, the seller agreed to continue processing billing and paying various expenses to be passed to the buyer through a monthly net settlement process. This process resulted in a receivable from the seller of $0 and $1,135,474 at July 31, 2015 and 2014, respectively.

Zimbra, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

July 31, 2015 and 2014

NOTE N - SUBSEQUENT EVENTS

The Company evaluated its financial statements for additional subsequent events through November 24,

2015, the date the financial statements were available to be issued.

On August 11, 2015, the Company sold certain assets pertaining to the Social Business unit to Verint Systems, a publicly traded company, for approximately $10.4 million. Part of the proceeds from this transaction repaid the revolving line of credit as discussed in Note H.

On September 14, 2015, the Company sold certain assets and subsidiaries pertaining to the Zimbra Business unit to Synacor Inc, a publicly traded company, for approximately $24 million received in cash and Synacor stock. Consideration included 3 million shares of Synacor stock and warrants to purchase 600,000 shares.

Proceeds from the two transaction were used to repay the NXT Term Debt facility and a portion of the

Convertible Note as discussed in Note G.

On September 15, 2015, Zimbra, Inc., changed its name to TZ Holdings, Inc. TZ Holdings is not expected to be an operating entity and will hold certain assets and liabilities including cash, fixed assets, Synacor stock and warrants, an office lease, and the outstanding Convertible Note.